Exhibit 2(c)

                               AGREEMENT OF MERGER

         AGREEMENT OF MERGER, dated this first day of November, 1996, pursuant to Section 254 of the General Corporation Law of Delaware, between MAIN PLACE HOLDINGS CORPORATION, a Delaware corporation ("Parent"), MAIN PLACE FUNDING CORPORATION, a Delaware corporation (the "Company") and wholly-owned subsidiary of Parent, and MAIN PLACE REAL ESTATE INVESTMENT TRUST, a Maryland business trust (the "Trust") and wholly-owned subsidiary of Parent.

                  WITNESSETH that:

         WHEREAS, the Company is a wholly-owned subsidiary of Parent; and

         WHEREAS, the Trust is a newly formed Maryland real estate investment trust and a wholly-owned subsidiary of Parent; and

         WHEREAS, the parties desire to merge the Company with and into the Trust with the Trust as the surviving entity;

         WHEREAS, the parties understand and intend that at the Effective Time, as more fully set forth herein, (i) the Company will be merged with and into the Trust which shall be the surviving entity, on the terms and conditions contained herein, and (ii) all of the shares of the Company Common Stock (as hereinafter defined) outstanding at the Effective Time will be cancelled and the capital of the Company shall be contributed to the Trust as provided in Section 3.1; and

         WHEREAS, the Boards of Directors of the Parent and the Company and the Board of Trustees of the Trust have approved the merger of the Company into the Trust (the "Merger") pursuant to the terms and conditions set forth in this Agreement, and the sole stockholder of the Company and the Trust has approved the Merger;

         NOW, THEREFORE, the Parent, the Company and the Trust, in consideration of the mutual covenants, agreements and provisions hereinafter contained do hereby prescribe the terms and conditions of said merger and mode of carrying the same into effect as follows:

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                                    ARTICLE I

                                   THE MERGER

         Section 1.1 The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined below) in accordance with the Corporations and Associations Article of the Annotated Code of Maryland and the Delaware General Corporation Law:

         The Company shall merge with and into the Trust (the "Merger") in accordance with this Agreement and upon the filing of the appropriate articles of merger (the "Articles of Merger). The separate existence of the Company shall thereupon cease and the Trust (the "Surviving Trust") shall be the surviving entity.

         Section 1.2 Effective Time of the Merger. The Merger shall become effective at such time (the "Effective Time") after the Closing as (i) a copy of the duly completed and executed Articles of Merger is delivered to the State Department of Assessments and Taxation of the State of Maryland and is accepted for filing by the State Department of Assessments and Taxation of the State of Maryland or (ii) at such later time as the parties may agree to specify in the Articles of Merger. However, for all accounting purposes the Effective Time of this merger shall be as of the close of business on October 31, 1996.

         Section 1.3 Effects of the Merger. At the Effective Time, all the property, rights, privileges, franchises, patents, trademarks, licenses, registrations, and other assets of every kind and description of the Company shall be transferred to, vested in and devolve upon the Surviving Trust without further act or deed and all property, rights, and every other interest of the Trust and the Company shall be as effectively the property of the Surviving Trust as they were of the Trust and the Company, respectively. The Company hereby agrees from time to time, as and when requested by the Surviving Trust or by its successors or assigns, to execute and deliver or cause to be executed and delivered all such deeds and instruments and to take or cause to be taken such further or other action as the Surviving Trust may deem necessary or desirable in order to vest in and confirm to the Surviving Trust title to and possession of any property of the Company acquired or to be acquired by reason of or as a result of the Merger and otherwise to carry out the intent and purposes hereof and the proper officers and directors of the Company and the proper officers and directors of the Surviving Trust are fully authorized in the name of the Company or otherwise to take any and all such action.

         Section 1.4 Closing. The closing (the "Closing ") of the transactions contemplated by this Agreement shall take place at the offices of Stroock &

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Stroock & Lavan, Seven Hanover Square, New York, New York, at 10:00 A.M. Eastern
Standard Time on November 1, 1996.

         Section 1.5 The Surviving Trust may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of the Company as well as for enforcement of any obligation of the Surviving Trust arising from the Merger, including any suit or other proceeding to enforce the right of any stockholder as determined in appraisal proceedings pursuant to the provisions of
Section 262 of the General Corporation Law of Delaware; and it does hereby irrevocably appoint the Secretary of State of Delaware as its agent to accept service of process in any such suit or other proceeding. The address to which a copy of such process shall be mailed by the Secretary of State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801 until the Surviving Trust shall have hereafter designated in writing to the said Secretary of State a different address for such purpose. Service of such process may be made by personally delivering to and leaving with the Secretary of State of Delaware duplicate copies of such process, one of which copies the Secretary of State of Delaware shall forthwith send by registered mail to the above address.

                                   ARTICLE II

                               THE SURVIVING TRUST

         Section 2.1 Declaration of Trust; Bylaws. The Declaration of Trust and the Bylaws of the Trust as heretofore amended and as in effect on the date of the Merger, shall continue in full force and effect as the Declaration of Trust and Bylaws of the Surviving Trust.

         Section 2.2  Directors and Officers.

                  (a) At the Effective Time, the Board of Trustees of the Trust shall continue to serve as the Board of Trustees of the Surviving Trust.

                  (b) At the Effective Time, the officers of the Trust shall continue to be the officers of the Surviving Trust.


                                   ARTICLE III

                              CONVERSION OF SHARES

         Section 3.1   Cancellation of Company Shares in the Merger.
At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of the Company, each share of common

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stock, par value $0.01 per share, of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time shall be treated as follows:

                  (a) Each share of the Company Common Stock which shall be outstanding at the Effective Time, and all rights in respect thereof shall forthwith be cancelled and any registered owner of uncertificated shares of Company Common Stock, if any, shall have said shares cancelled; such that the capital of the Company shall be contributed to the Trust.

                  (b) Each common share of beneficial interest of the Trust, which shall be issued and outstanding at the Effective Time, shall remain outstanding and unaffected by the Merger.

                            [Signature page follows]

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         IN WITNESS WHEREOF, the Parent, the Company and the Trust have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                    MAIN PLACE HOLDINGS CORPORATION


                                    /s/   Gary S. Williams.
                                    ------------------------------------
                                    By:


                                    MAIN PLACE FUNDING CORPORATION


                                    /s/   Gary S.  Williams.
                                    -------------------------------
                                    By:


                                   MAIN PLACE REAL ESTATE INVESTMENT TRUST


                                    /s/   Gary S.  Williams.
                                    ---------------------------
                                    By:

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